                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 21, 2002

                               EDGAR ONLINE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                      0-26071                  06-1447017

(STATE OR OTHER JURISDICTION          (COMMISSION             (I.R.S. EMPLOYER
      OF INCORPORATION)              FILE NUMBER)            IDENTIFICATION NO.)

                              50 WASHINGTON STREET
                           NORWALK, CONNECTICUT 06854
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, WITH ZIP CODE)

                                 (203) 852-5666
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 5.  Other Events

         On March 21, 2002, we amended and restated certain 7.5% Senior Subordinated Secured Promissory Notes in the principal amount of $5,700,000 (collectively, the "Notes") in favor of Albert E. Girod, Paul Sappington, Richard Jones, Peter Szwec and Mark Davey which were issued in connection with our acquisition of Financial Insight Systems, Inc. in October 2000. Payment of principal on the Notes, which were previously due and payable in full in October 2002, will be paid in equal installments of $1,900,000 on April 1, 2002, April 1, 2003 and January 2, 2004, with interest continuing to be paid on a quarterly basis. In addition to the existing collateral which secures repayment of the Notes, the Notes are also secured by a lien on all of our assets pursuant to the terms of a certain Security Agreement which was executed in connection with this transaction.

            On March 21, 2002, we also amended our employment agreement with Albert E. Girod pursuant to which Mr. Girod resigned from all executive offices held with us and Financial Insight Systems, Inc. Mr. Girod will continue as an employee throughout the remaining term of his employment agreement on a part-time basis.

ITEM 7.           Financial Statements and Exhibits

(c)               Exhibits

10.32             Amendment to Employment Agreement of Albert E. Girod, Jr.
                  dated March 21, 2002.

10.33             Form of Amended and Restated Promissory Note.

10.34 Security Agreement dated March 21, 2002 by and among EDGAR Online, Inc., Financial Insight Systems, Inc. and Albert E. Girod, Jr. as Agent for the Principal Stockholders.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EDGAR Online, Inc.


Dated:  March 22, 2002             By: /s/ Tom Vos
                                       -----------------------------------------
                                           Tom Vos
                                           President and Chief Operating Officer




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